Exhibit 10.2

SECURITY AGREEMENT

Date: November 17, 2004
Bank’s name:	Fifth Third Bank (the “Bank”)
Bank’s mailing address:	830 Pleasant Street
RSJM27
St. Joseph, Michigan 49085

Debtor’s exact legal name:	Segmentz, Inc. (“Debtor”)
Debtor’s mailing address:	18302 Highwoods Preserve Parkway, Suite 100
Tampa, Florida 33647
Debtor is an (check one):	☐	Individual
	☒	Organization

IF DEBTOR IS AN ORGANIZATION:
Debtor is a (check one):	☒	Corporation
	☐	Limited Liability Company
	☐	Limited Partnership
	☐	Partnership
	☐	Trust
	☐	Other

Debtor’s state (or country) of organization is: Delaware

Debtor’s sole place of business, or if Debtor has more than one place of business, Debtor’s chief executive office is located in the state (or country) of: Florida

Debtor’s organizational identification number is (leave blank if Debtor does not have a number):

IF DEBTOR IS AN INDIVIDUAL:

Debtor’s principal residence is located in the state of:

COMPLETE FOR ALL DEBTORS:

All States (or countries) in which any of the Debtor’s equipment, inventory or other assets may be located (other than those listed above):

Debtor’s federal employer tax identification number (or social security number) is:

Debtor agrees with the Bank as follows:

1. Liabilities Secured. The obligations which are secured by this Agreement are referred to collectively as the “Liabilities” and are as follows: Payment of all loans, advances and/or commitments made by the Bank to Debtor, together with interest thereon and other sums owing pursuant thereto; payment and performance of the provisions of this Security Agreement; payment and performance of all notes, undertakings, obligations, debts, liabilities, agreements, applications or agreements for issuance of letters of credit, assignments, guarantees, or promises of or by Debtor to or with the Bank, whether due, existing or arising, now or in the future, absolute or contingent, direct or indirect, however arising or acquired by the Bank, and including obligations originally owing by Debtor to a third party and assigned by such third party to the Bank; payment and performance of all existing and future obligations (including the kinds of obligations described above) to the Bank of any persons or entities for which Debtor is or becomes an accommodation party, surety or guarantor or whose obligations this Security Agreement is given to secure; and all extensions, renewals and modifications of the foregoing. If more than one person appears as Debtor above, the Liabilities shall include, without limitation, all of the foregoing joint, several and individual obligations of each such person to the Bank. Debtor agrees that if the proceeds of any of the Liabilities created in the future are utilized to pay and/or renew any of the Liabilities existing at this time, such future Liabilities shall be presumed to be renewals or extensions of the existing Liabilities.

2. Collateral. As security for the “Liabilities” as defined in Section 1 above, Debtor hereby assigns and grants to the Bank a continuing security interest and lien in the following property owned by Debtor or in which Debtor has rights, whether now or hereafter existing or acquired by Debtor and wherever located: all accounts; all payment intangibles; all books, records and data related to the foregoing; and all proceeds of the foregoing. (hereinafter referred to as the “Collateral”)

3. Special Representations, Warranties and Agreements. Debtor represents, warrants and agrees that at all times this Agreement is in effect:

3.1 Information Correct. The information regarding Debtor set forth on the first page of this Agreement is true and correct and Debtor will immediately notify the Bank in writing of any change in such information and will not change its state of organization, not change its legal name and not merge or consolidate with any other entity without providing the Bank with thirty (30) days prior written notice of such event.

3.2 Assumed Names. Any business conducted by Debtor under any assumed name shall be subject to this Agreement and any assets now or hereafter owned by Debtor under any assumed name shall be subject to the security interest granted by this Agreement.

3.3 Additional Information. Debtor shall furnish to the Bank the following:

A. Within ten (10) days after and as of the end of each month (and at such other time or times as the Bank may request), a schedule identifying each of Debtor’s accounts receivable and further identifying each Eligible Accounts Receivable (as defined in Section 7.1). Debtor will from time to time deliver to the Bank at the Bank’s request additional schedules, certificates and information as the Bank may require respecting the Collateral, the terms or amounts received by Debtor in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Debtor shall have given rise to any of the Collateral) possession of which has been obtained by Debtor. Any such schedule, certificate or other information shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as the Bank may specify. Whenever Debtor provides information to the Bank regarding Debtor’s accounts receivable and/or inventory Debtor shall be deemed to have warranted that, except as otherwise indicated, each account receivable referred to in such information is an Eligible Accounts Receivable and all inventory referred to in such information is Eligible Inventory (as defined in Section 7.2). Any schedule identifying any account receivable shall be accompanied (if the Bank so requests) by a true and correct copy of the invoice evidencing such account receivable and by evidence of shipment or performance by Debtor.

B. Promptly upon request by the Bank, any additional financial or other information regarding Debtor or the Collateral as the Bank may request. Any information shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as the Bank may specify.

3.4 Financing Statements. Debtor authorizes the Bank to file a financing statement describing the Collateral and ratifies any financing statement previously filed by the Bank regarding the Collateral.

3.5 Possession by Third Party. If any of the Collateral is in the possession of a third party, Debtor will join with the Bank in notifying the third party of the Bank’s interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Bank

3.6 Chattel Paper. Debtor will not create any chattel paper as proceeds of the Collateral without placing a legend on the chattel paper acceptable to the Bank indicating that the Bank has a security interest in the chattel paper.

4. Basic Representations, Warranties and Agreements. Debtor represents, warrants and agrees that at all times this Agreement is in effect:

4.1 Use of Collateral. The Collateral shall be used primarily for business purposes.

4.2 Section 4.2 has been intentionally omitted.

4.3 Transfer of Collateral. Debtor shall not sell, assign, rent, lease, lend, license or otherwise dispose of any interest in the Collateral without the prior written consent of the Bank.

4.4 Ownership; No Liens. Debtor owns and shall preserve the Collateral (and, as to after-acquired Collateral, shall own and preserve the same) free and clear of all taxes, liens, claims and security interests other than liens in favor of the Bank and the liens evidenced by the UCC Financing Statements described in Section 17 of the Addendum to this Agreement. Debtor shall defend the Collateral against all claims of anyone claiming an interest therein or tax or lien thereon.

4.5 Section 4.5 has been intentionally omitted.

4.6 Financing Statements, Titles, Etc. Immediately upon request of the Bank, at any time, Debtor shall execute and deliver to the Bank all financing statements, security agreements and other instruments and documents which the Bank may request for the purpose of implementing or confirming the terms of this Agreement, all of which shall be in a form satisfactory to the Bank. Debtor hereby irrevocably appoints the Bank, or any of its officers, as its true and lawful attorney, with full power of substitution, in the name of Debtor, to execute and file, at any time, any financing statement, continuation statement or amendments thereto, which the Bank deems necessary or convenient to protect, perfect or maintain the security interests and liens granted to the Bank.

4.7 Identification of Collateral. Upon demand of the Bank, Debtor shall mark any or all Collateral in a manner sufficient to identify the security interest of the Bank.

4.8 Collateral and Business Records. All records and information maintained by Debtor with respect to the Collateral and its account debtors and all other information set forth in any writing now or hereafter furnished to the Bank by Debtor shall be true and correct as of the date furnished. All financial statements and data furnished to the Bank shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall fairly present the financial condition of Debtor as of the dates, and the results of its operations for the periods, for which the same are furnished to the Bank. Debtor shall maintain accurate and complete records of the Collateral. All records of Debtor relating to the Collateral, its account debtors and any of the Debtor’s financial affairs shall be maintained by Debtor at its chief executive office and shall not be removed therefrom without the prior written approval of the Bank.

4.9 Section 4.9 has been intentionally omitted.

4.10 Compliance With Law. Debtor shall not use the Collateral for any unlawful purpose nor in violation of any statute or ordinance.

4.11 Taxes and Charges. Debtor shall promptly pay when due all taxes, assessments, fees, licenses and charges upon or necessary for the use or operation of the Collateral.

4.12 Insurance. All Collateral shall be insured from loss by fire, theft and other casualties (including extended coverage) in an amount, in a manner and with companies satisfactory to the Bank. Such insurance shall be payable to Debtor and the Bank as their interests may appear. Debtor shall provide proof of insurance satisfactory to the Bank upon request. All insurance policies shall provide that the Bank must receive at least thirty (30) days prior written notice before any cancellation, non-renewal or reduction in coverage. Debtor hereby assigns to the Bank, as additional security for payment of the Liabilities, all rights of Debtor under or with respect to, all policies of insurance covering the Collateral, and all money which becomes due under such policies. Debtor hereby directs the issuer of any such policy to pay such money directly to the Bank. Both before and after the occurrence of an Event of Default, the Bank may (but need not), in its own name or in Debtor’s name, execute and deliver proofs of claim, receive money due under such insurance policies, endorse checks and other instruments representing payment of such money, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

4.13 Inspection. The Bank may take any actions reasonably necessary or convenient to ascertain the existence, condition and value of the Collateral. Debtor shall permit representatives of the Bank to visit and inspect any of the properties and facilities of Debtor and examine, copy (by electronic or other means) and abstract any of the books and accounting and Collateral records of Debtor at any time and as often as may be desired by the Bank. The cost of all such inspections shall be immediately paid by Debtor to the Bank, shall be added to the Liabilities secured hereby and shall bear interest at the highest rate specified in any of the Liabilities secured hereby from the date incurred by the Bank until paid.

4.14 Actions by the Bank; Reimbursement. The Bank may immediately take any action or pay any sum required to be done or paid by Debtor under this Agreement if the Bank, in its discretion, determines that it is necessary or convenient to do so in order to protect, preserve or maintain the Collateral or the rights of the Bank therein. The amount of such payment or the cost of doing such act shall be immediately paid by Debtor to the Bank, shall be added to the Liabilities secured hereby, and shall bear interest at the highest rate specified in any of the Liabilities secured hereby from the date incurred by the Bank until paid. No act done or amount paid by the Bank under this Section shall be deemed to constitute a waiver of any default of Debtor.

4.15 Section 4.15 has been intentionally omitted.

4.16 Debtor’s Rights to Deal With the Collateral. Except under the circumstances set forth in Section 4.17, the Collateral shall be on a non-remittance basis, which means the following provisions apply:

A. In the ordinary course of business, Debtor may grant to any party obligated on any account, instrument, chattel paper or other item of Collateral, any rebate, refund or adjustment to which such party may be lawfully entitled, may accept, in connection therewith, the return of goods, the sale or lease of which gave rise to any account, instrument, chattel paper or other item of Collateral, and may dispose of returned goods.

B. At its own expense, Debtor may collect, when due, all amounts due Debtor under any account, instrument, chattel paper or other item of Collateral, and use the amounts collected in the ordinary course of business.

4.17 The Bank’s Right to Collect Amounts Owing to Debtor. The Bank may, in its good faith discretion, at any time after occurrence of an Event of Default, notify Debtor that the Collateral is on a remittance basis which means the following provisions apply:

A. Immediately upon receipt, Debtor shall deliver to the Bank in the form received, all cash, checks, drafts, credit card charges, and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by the Bank) which are received by Debtor at any time, in full or partial payment of any sale, lease, collection or other disposition of any of the Collateral or for services rendered. Debtor shall, immediately upon receipt deliver to the Bank (properly endorsed as directed by the Bank) any document of title, account, promissory note, trade acceptance, chattel paper, instrument, or other evidence of an obligation to Debtor given as payment for any of the Collateral sold, leased or disposed of by Debtor or for services rendered. Any such items which are received by Debtor will not be commingled with any of its other funds or property, but will be held in trust for the Bank separate and apart from Debtor’s own funds or property until delivery is made to the Bank.

B. All amounts which are delivered by Debtor to the Bank which represent partial or full payment for any of the Collateral shall, at the Bank’s option: (1) be applied to payment of the Liabilities secured hereby, whether then due or not, in any order which the Bank desires; or (2) be deposited to the credit of a non-interest bearing deposit account in the name of the Bank, as security for payment of the Liabilities. Debtor shall have no right to withdraw any funds deposited in such account. Upon request of Debtor (but not more than once each week) or as often as the Bank desires, the Bank may apply all or any part of the collected funds in such account, toward payment of the Liabilities, whether or not then due, in any order which the Bank desires. The Bank may, from time to time, in its discretion, release some or all of the balance in such account to Debtor.

C. If requested by the Bank, Debtor shall direct all account debtors or other parties obligated on any of the Collateral to make payments due and to become due thereon to a United States Post Office Box or other mailing address designated by the Bank in the name of Debtor at a location designated by the Bank. The post office box shall be under the exclusive custody and control of the Bank.

D. The Bank may, in its own name, or in the name of Debtor, notify any or all of the parties obligated on any of the Collateral to make all payments due and to become due thereon directly to the Bank, and thereupon Debtor’s authority to collect any accounts, general intangibles, chattel paper, instruments or other Collateral in the ordinary course of business shall be terminated.

E. The Bank shall have the right, in its own name or in the name of Debtor, to enforce Debtor’s rights against all account debtors and obligors and collect the accounts, general intangibles, instruments, chattel paper and other items of Collateral (by legal proceedings or otherwise); to take control in any manner of any cash or non-cash payments or proceeds thereof and any returned or repossessed goods relating thereto; to demand, receive, receipt for, settle, compromise, sell, assign, extend or renew any and all amounts due or to become due to Debtor on any item of Collateral upon such terms and in such amounts and at such times as the Bank deems advisable; and to discharge and release any such debt in the name of Debtor.

F. Debtor hereby irrevocably appoints the Bank, or any of its officers, as its true and lawful attorney, with full power of substitution, in the name of Debtor, to: (i) establish and maintain the United States Post Office Box referred to above; (ii) open and dispose of all mail, howsoever received by the Bank, representing any payment on, or other proceeds of, any of the Collateral; (iii) endorse and collect any check or other item received by the Bank representing payment on or other proceeds of the Collateral; and (iv) take all other actions necessary or convenient to carry out the provisions of this Section 4.17.

G. For the purpose of calculating interest on the Liabilities, the Bank may impose a standard one to three business day delay in crediting payments received by the Bank on the Collateral against the Liabilities to allow time for collection (or the Bank may, at the Bank’s option, make such credits when such payments are actually collected by the Bank in immediately available funds). For the purpose of calculating the principal amounts available for borrowing by Debtor under any borrowing arrangements with the Bank, the Bank may, at the Bank’s option, use a method different from that used for the purpose of calculating interest, and such methods may include either of the options described above, or the Bank may, at the Bank’s option and solely for the purposes described in this sentence, elect to credit payments received by the Bank on the Collateral on the date of receipt.

4.18 Indemnity. In addition to payments of the Liabilities, Debtor agrees to indemnify, pay and hold harmless the Bank and any holder of any of the Liabilities, and the officers, directors, employees, agents and affiliates of the Bank and such holders (collectively called the “Indemnitees”) from and against any and all obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Liabilities, the Bank’s relationship with Debtor, the use or intended use of the proceeds of any of the Liabilities or any environmental matter (the “Indemnified Claims”); provided that the Debtor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Claims if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Claims arose primarily from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Debtor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

5. Default and Rights of the Bank.

5.1 Events of Default. Occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

A. Non-payment when due, by default, demand, maturity, or otherwise, of any of the Liabilities;

B. Failure of Debtor to comply with any term of this Agreement, any of the documents evidencing the Liabilities, or any agreement between Debtor and the Bank;

C. The Bank discovers that any warranty or representation made to it by Debtor was or is false;

D. Debtor becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against Debtor under any bankruptcy, insolvency or similar laws or any judgment is entered or any writ of attachment, garnishment or execution or tax lien is issued or levied against Debtor, any of its property or the Collateral;

E. Any indebtedness of Debtor becomes due by reason of default and/or acceleration of the maturity thereof;

F. Death or incompetency of Debtor, if a natural person; dissolution or death of a partner of Debtor, if a partnership; dissolution, merger, consolidation or a material change in the ownership of the voting stock of Debtor, if a corporation; dissolution, merger, or change in the members of Debtor, if a limited liability company;

G. Cessation of the normal business operations of Debtor;

H. Actual, impending, or reasonably anticipated decline in the value of the Collateral or the Bank deems the margin of the Collateral securing the Liabilities to be insufficient;

I. If the control or management of Debtor changes in a manner which adversely affects, in the sole judgment of the Bank, the ability of Debtor to carry on its business as previously conducted;

J. Failure of Debtor to pay, when due, any federal, state, or local tax, assessment, withheld tax, or similar obligation;

K. Any guaranty of, or document granting security for, any of the Liabilities shall, at any time, cease to be in full force and effect or be declared null or void, or any party to such guaranty or security document (other than the Bank) denies that it has any further liability thereunder (by giving notice to such effect or otherwise) or contests the validity or enforceability thereof; or

L. The Bank deems itself insecure, in good faith, believing that the prospect of payment of the Liabilities is impaired or in good faith fearing deterioration, removal or waste of any of the Collateral.

5.2 Bank’s Rights Upon Default. Upon occurrence of an Event of Default, all of the Liabilities (regardless of any contrary terms thereof) shall, at the option of the Bank, be immediately due and payable without demand or notice, and the Bank may exercise any of the rights and remedies of a creditor under the Uniform Commercial Code (the “UCC”), any other law, or any Court Rule and/or take any one or more of the actions specified below (which rights and remedies are cumulative) without notice (except as required by law):

A. Exercise any right or action set forth herein or in any of the documents evidencing the Liabilities, including but not limited to, the rights and actions set forth in Section 4.17 above.

B. Institute legal proceedings to: foreclose the lien and security interest described herein; recover judgment on the Liabilities; and/or sell any or all of the Collateral.

C. Take possession of any Collateral if not already in its possession without demand and without legal process. Upon the Bank’s demand, Debtor will assemble and make the Collateral available to the Bank as it directs. Debtor grants to the Bank the right, for this purpose, to enter into or on any premises where the Collateral may be located.

D. Sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC, whether or not the Bank is in possession of the Collateral.

5.3 Foreclosure Procedures. The Bank shall give Debtor such notice of any private or public sale as may be required by the UCC. The Bank has no obligation to clean up or otherwise prepare the Collateral for sale. The Bank has no obligation to attempt to satisfy the Liabilities by collecting them from any other person liable for them and The Bank may release, modify or waive any collateral provided by any other person to secure any of the Liabilities, all without affecting The Bank’s rights against Debtor. Debtor waives any right it may have to require The Bank to pursue any third person for any of the Liabilities. The Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Bank may sell the Collateral without giving any warranties as to the Collateral. The Bank may specifically disclaim any warranties of title or the like. Any lack or disclaimer of warranties will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Bank sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Bank, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, The Bank may resell the Collateral and Debtor shall be credited with the proceeds of the sale. In the event the Bank purchases any of the Collateral being sold, the Bank may pay for the Collateral by crediting some or all of the Liabilities of the Debtor. The Bank has no obligation to marshal any assets in favor of Debtor, or against or in payment of any of the Liabilities or any obligation owed to the Bank by any other person.

5.4 Proceeds of Collateral. Proceeds of any collection or disposition by the Bank of any of the Collateral may be applied by the Bank first to the reasonable expenses of retaking, conserving, collecting (by suit or otherwise) or disposing of (by sale or otherwise) the Collateral, including reasonable attorneys’ fees and legal expenses incurred, and then to the satisfaction of all the Liabilities secured hereby in such order of application as the Bank elects. After such application and any further application required by law, the Bank will account to Debtor for any surplus and Debtor and every guarantor of Debtor shall remain liable to the Bank for any deficiency.

6. Freedom to Deal With Collateral and Liabilities. Debtor agrees that the Bank may, without liability to Debtor: release any security for the Liabilities which has been provided by any other obligor before or after maturity of any of the Liabilities; enforce its rights as to any of the Collateral covered by this Agreement without being obliged to first do so as to any other security, whether owned by Debtor or any other person; add, substitute or release any maker or guarantor of the Liabilities; and/or extend, renew, modify, or make any accommodations with regard to the Liabilities. Debtor further agrees that the Bank has no duty to preserve its or Debtor’s rights against prior parties with respect to any account, instrument or chattel paper in the Bank’s possession.

7. Definitions. In addition to the terms elsewhere defined herein, the following definitions shall apply to terms used herein:

7.1 Eligible Accounts Receivable. The term “Eligible Accounts Receivable” shall mean an account arising in the ordinary course of Debtor’s business which meets each of the following requirements:

A. It arises from the sale or lease of goods and such goods have been shipped or delivered to an account debtor under such account receivable; or it arises from services rendered and such services have been performed.

B. It is a valid, legally enforceable, unconditional obligation of the account debtor thereunder, and is not subject to any off-set, counterclaim, right to return goods or demand for repurchase by Debtor, or other defense to payment on the part of such account debtor, or to any claim on the part of such account debtor denying liability in whole or in part.

C. It is subject to the first priority security interest of the Bank and is not subject to any other lien or security interest whatsoever.

D. It is evidenced by an invoice, dated not later than 14 days after the date of shipment or performance rendered to such account debtor or some other evidence of billing acceptable to the Bank and is not evidenced by any instrument or chattel paper.

E. It is not owing by any account debtor who is affiliated with Debtor or whose obligations the Bank in its sole discretion, shall have determined are not deemed to constitute eligible accounts receivable, because of concerns regarding ability to pay or otherwise.

F. it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

G. it is not owing by an account debtor who has failed to pay ten percent (10%) or more of the aggregate amount of its Accounts owing to Debtor within ninety (90) days after the date of the respective invoices or other writings evidencing such Accounts.

H. It is owing by an account debtor which is organized under the laws of the United States or any state thereof and which has its principal place of business in the United States.

I. If it arises from a contract which provides for “progress billings,” the contract has been performed in full by Debtor.

J. It is not owing by the United States of America, any state or municipality, or any department, agency, authority, or instrumentality thereof.

K. It is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company.

An account which is at any time an Eligible Accounts Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Accounts Receivable.

7.2 Terms Defined by Statute. All other terms, not expressly defined herein, shall be defined and construed in accordance with the Uniform Commercial Code as in force in the State of Michigan from time to time; provided that with respect to any term used herein that is defined in either Article 9 of the Michigan Uniform Commercial Code as in force at the time this Agreement was signed, or Article 9 as in force at any relevant time after the date of this Agreement, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more-encompassing of the two definitions. Debtor specifically agrees that the term “Accounts” shall, to the extent permitted by the Michigan Uniform Commercial Code now or after the date hereof, include, but not be limited to, health-care-insurance receivables..

8. Expenses/Attorneys’ Fees. All expenses incurred by the Bank in perfecting its security interest in any Collateral or insuring, protecting, maintaining, enforcing, selling, or disposing of the Collateral and all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Bank in seeking to collect or enforce any rights to or under the Collateral and, in case of default, incurred by the Bank in seeking to collect or enforce the Liabilities secured hereby (through formal or informal collection actions, workout or otherwise) and enforce its rights hereunder (including participating or taking action in any bankruptcy or other insolvency proceeding of Debtor) or for any other purpose related to this Agreement or the Liabilities shall be immediately reimbursed to the Bank by Debtor and shall be part of the Liabilities secured by this Agreement.

9. Miscellaneous. The paragraph headings used in this Agreement are for convenience only and shall not be used in the interpretation hereof. The obligations of each of the undersigned under this Agreement, if there is more than one Debtor, shall be joint and several; each of the undersigned shall be individually liable for performance of and for all amounts due under this Agreement. All persons signing this Agreement on behalf of a corporation, partnership, trust or other entity warrant to the Bank that they are duly and properly authorized to execute this Agreement. Nothing in this Agreement shall waive or restrict any right of the Bank granted in any other document or by law. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. Acceptance of partial or late payments owing on any of the Liabilities at any time shall not be deemed a waiver of any default. All rights, remedies and security granted to the Bank herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision hereof shall be declared invalid or illegal it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement. Notice from the Bank to Debtor, if mailed, shall be deemed given when mailed to Debtor, postage prepaid, at Debtor’s address set forth at the beginning of this Agreement or at any other address of Debtor in the records of the Bank. The Bank may assign (or sell participations) in the Liabilities and any reference to the Bank shall include any holder of the Liabilities and any holder shall succeed to the Bank’s rights under this Agreement. This Agreement shall bind the heirs, personal representatives, successors and assigns of Debtor and all persons who become bound as a debtor to this Agreement. Debtor agrees that any action against Debtor for enforcement of this Agreement may be brought by the Bank in any municipal or State court in Michigan having jurisdiction of the subject matter; Debtor consents to personal jurisdiction over it by such courts; and consents to venue in such courts. This Agreement has been executed in Michigan, and is governed by Michigan law, except to the extent that the Michigan Uniform Commercial Code provides for the application of the law of another state. If any payment applied by the Bank to the Liabilities is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by the Bank for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), the Liabilities to which the payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding the application, and shall be secured by the Collateral as fully as if the Bank had not received and applied the payment.

10. Termination. Either party may terminate this Agreement at any time on written notice to the other; provided, however, that such termination shall in no way affect, and this Agreement shall remain fully operative as to, any transactions entered into or rights or security interests granted or Liabilities secured hereby which are incurred prior to receipt of such notice by the party to whom given. After termination, the Bank’s security interest in the Collateral and all rights of the Bank and duties of Debtor described herein shall continue in full force and effect until all of the Liabilities secured hereby are paid in full and all credit accommodations provided by the Bank to Debtor are terminated.

11. WAIVER OF JURY TRIAL. DEBTOR AND THE BANK EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM ARISING OUT OF THIS SECURITY AGREEMENT, ANY OF THE LIABILITIES, OR ANY ALLEGED ACT OR NEGLECT OF THE BANK.

Debtor:	SEGMENTZ, INC.

By:
Andrew J. Norstrud
	Its:	Chief Financial Officer

KZLIB:468487.3\069089-00167

11/17/04